UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 11, 2012

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania		19103
(Address of Principal Executive Offices)		(Zip Code)

(215) 231 - 1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 11, 2012, Radian Asset Assurance Inc. (“Radian Asset”), the principal financial guaranty subsidiary of Radian Group Inc. (the “Registrant”), agreed with one of its derivative counterparties (the “Counterparty”) to commute: (1) Radian Asset’s largest single ABS exposure related to a directly insured CDO of ABS transaction (the “CDO of ABS Transaction”), with $450.6 million of net par outstanding as of December 31, 2011; and (2) its credit protection through credit default swaps (“CDS”) on six directly insured TruPs CDO transactions listed below, representing $709.6 million of net par outstanding as of December 31, 2011 (the “Terminated TruPs Bonds”). In consideration for these commutations, Radian Asset paid $210 million (the “Commutation Amount”), a significant portion of which has been deposited with a limited purpose vehicle (an “LPV”) to cover potential future losses on the Terminated TruPs Bonds (the commutations described above are referred to herein as the “Commutation Transactions”).

As a result of the Commutation Transactions, we expect to book a gain of approximately $7 million (on a pre-tax basis) for statutory accounting purposes, which will have a direct, positive impact on the statutory capital position of Radian Asset for the period ended June 30, 2012. The CDO of ABS Transaction and Terminated TruPs Bonds were accounted for as derivatives for GAAP purposes, and as such, were carried at fair market value. The Commutation Amount significantly exceeded the aggregate fair value liability of such transactions held as of March 31, 2012. As a result, we expect to report a loss on the Commutation Transactions for GAAP purposes in the quarter ended June 30, 2012.

All of the transactions commuted pursuant to the Commutation Transactions were rated below investment grade (“BIG”) internally as of December 31, 2011, with $1.0 billion net par outstanding of the commuted transactions rated B or below as of such date.

CDO of ABS Commutation

Pursuant to the CDO of ABS Transaction, we provided credit protection on the senior-most tranche of bonds, with underlying collateral consisting predominantly of mezzanine tranches of mortgage-backed securities. Absent the Commutation Transactions, we believe that our ultimate principal payments for the CDO of ABS Transaction would have been substantially all of our net par outstanding for this transaction. Our internal rating for this transaction was D as of December 31, 2011. We established a reserve for this transaction in the fourth quarter of 2011 for statutory accounting purposes. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Guaranty—Financial Guaranty Exposure Information” in our Annual Report on Form 10-K for the year ended December 31, 2011 for additional information regarding this CDO of ABS Transaction.

TruPs Commutation

As discussed above, a significant portion of the Commutation Amount (the “LPV Initial Capital”) has been deposited with an LPV in connection with the commutation of the Terminated TruPs Bonds. The LPV has entered into a credit default swap (the “Residual CDS”) with the Counterparty to provide for payments to the Counterparty for any future losses relating to the Terminated TruPs Bonds. The Residual CDS is coterminous with the Terminated TruPs Bonds for which we had provided credit protection and provides for payment to the Counterparty substantially in accordance with the terms of our original CDS protection for the Terminated TruPs Bonds. The LPV Initial Capital, together with investment earnings thereon (collectively, the “LPV Capital”) represent the only funds available to pay the Counterparty for amounts due under the Residual CDS. Pursuant to our agreement with the Counterparty, if any LPV Capital remains following the maturity of the Residual CDS, Radian Asset will receive this amount as salvage. Based on current projections, we expect to establish an associated salvage recover for statutory accounting purposes, as of June 30, 2012, of at least $75 million related to this transaction. The amounts that we expect to recover are subject to change based on the performance of the Residual CDS.

The following table provides information as of December 31, 2011 regarding the Terminated TruPs Bonds commuted as a part of the Commutation Transactions. The number of the “TruPs Bond” corresponds to the number of the TruPs Bond as set forth in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011.

TruPs Bond	CDS Termination Date		TruPs CDO Maturity Date	Net Par Outstanding December 31, 2011
				($ in millions)

2	7/2016	(1)(2)	7/2036	$111.3
4	10/2016	(1)(2)	7/2037	131.9
7	8/2017	(1)(2)	12/2035	68.2
8	12/2017	(1)(2)	6/2036	86.4
14	12/2037		12/2037	205.3
15	10/2040		10/2040	106.5

Total				$709.6

(1)	The Terminated TruPs Bond transactions with a CDS Termination Date prior to the TruPs CDO Maturity Date provided for automatic annual one-year extensions (absent written notifications from our counterparty) until their respective TruPs CDO Maturity Dates, except in the case of Bond #7, which could only have been extended until August 2020.
(2)	Pursuant to the terms of the original CDS contracts covering the Terminated TruPs Bonds, under certain circumstances, we could have been required to pay our counterparty the outstanding par amount on our insured TruPs bond on the scheduled termination dates of our CDS contract. The LPV has assumed this risk pursuant to the Residual CDS. Therefore, should any of these circumstances occur, it could negatively impact the amount of salvage we receive from the LPV.

After giving effect to the Commutation Transactions, we continue to provide credit protection on 11 TruPs CDO bonds, through 13 separate CDS contracts, with an aggregate net par outstanding for our TruPs CDO bond portfolio of $1.2 billion as of December 31, 2011. The weighted average internal rating for our insured TruPs bonds remaining after the Commutation Transactions was BBB- as of December 31, 2011.

Forward-Looking Statements

Some of the statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations, estimates and projections. Words such as “will,” “expects,” “believes,” “projects” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent reports and registration statements filed from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: April 17, 2012	By:	/s/ Catherine M. Jackson
Catherine M. Jackson
Senior Vice President